EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Berry Allen - Investor Relations
E-Mail: beallen@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS EARNINGS FOR THE THIRD QUARTER OF 2015

CHICAGO, October 15, 2015 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2015 third quarter net income available to common stockholders of $38.3 million, or $0.51 per diluted common share, compared to $39.0 million, or $0.52 per diluted common share, last quarter and $4.9 million, or $0.08 per diluted common share, in the third quarter a year ago.

Highlights Include:

Loan Growth During the Quarter

Loan balances, excluding purchased credit-impaired loans, increased $304.3 million (+3.4%, or +13.5% annualized) during the third quarter of 2015 primarily due to increases in commercial-related loans across several categories.

			Change from 6/30/2015 to 9/30/2015
(Dollars in thousands)	9/30/2015	6/30/2015	Amount	Percent
Commercial-related credits:
Commercial loans	$3,440,632	$3,354,889	$85,743	2.6%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,693,540	1,690,866	2,674	0.2
Commercial real estate	2,580,009	2,539,991	40,018	1.6
Construction real estate	255,620	189,599	66,021	34.8
Total commercial-related credits	7,969,801	7,775,345	194,456	2.5
Other loans:
Residential real estate	607,171	533,118	74,053	13.9
Indirect vehicle	345,731	303,777	41,954	13.8
Home equity	223,173	230,478	(7,305)	(3.2)
Consumer loans	87,612	86,463	1,149	1.3
Total other loans	1,263,687	1,153,836	109,851	9.5
Total loans, excluding purchased credit-impaired	9,233,488	8,929,181	304,307	3.4
Purchased credit-impaired	155,693	164,775	(9,082)	(5.5)
Total loans	$9,389,181	$9,093,956	$295,225	3.2%

Deposit Growth During the Quarter

•	Non-interest bearing deposits increased $56.1 million (+1.3%, or +5.1% annualized) during the third quarter of 2015 and comprised 39% of total deposits at quarter-end.

•	Low cost deposits increased $326.1 million (+3.5%, or +14.1% annualized) in the third quarter of 2015 and continued to represent 84% of total deposits at quarter-end.

			Change from 6/30/2015 to 9/30/2015
(Dollars in thousands)	9/30/2015	6/30/2015	Amount	Percent
Low cost deposits:
Noninterest bearing deposits	$4,434,067	$4,378,005	$56,062	1.3%
Money market and NOW	4,129,414	3,842,264	287,150	7.5
Savings	953,746	970,875	(17,129)	(1.8)
Total low cost deposits	9,517,227	9,191,144	326,083	3.5
Certificates of deposit:
Certificates of deposit	1,279,842	1,261,843	17,999	1.4
Brokered certificates of deposit	457,509	408,827	48,682	11.9
Total certificates of deposit	1,737,351	1,670,670	66,681	4.0
Total deposits	$11,254,578	$10,861,814	$392,764	3.6%

Credit Quality

•
Provision for credit losses on legacy loans (which excludes loans acquired through the Taylor Capital merger (the "Merger")) was $1.2 million in the third quarter of 2015 compared to a negative provision of $600 thousand in the second quarter of 2015.

•
Taylor Capital related provision for credit losses was $4.1 million in the third quarter of 2015 compared to $4.9 million in the second quarter of 2015. These credit costs are a result of Taylor Capital loan renewals and needed reserves on Taylor Capital acquired loans in excess of the purchase loan discount. As expected, these credit costs largely offset the accretion on Taylor Capital non-purchased credit-impaired loans of $7.4 million in the third quarter of 2015 and $8.0 million in the second quarter of 2015.

•	Our net loan charge-offs during the third quarter of 2015 were $1.5 million compared to net loan recoveries of $2.6 million in the second quarter of 2015.

•
Non-performing loans decreased by $1.5 million while potential problem loans increased by $6.5 million from June 30, 2015. The increase in potential problem loans was more than offset by a $9.1 million decline in purchased credit-impaired loans.

Key Earnings Components

•
Net interest income on a fully tax equivalent basis increased $1.8 million (1.5%) to $123.0 million in the third quarter of 2015 compared to the prior quarter primarily due to an increase in interest earning assets (loans and investment securities) partly offset by lower loan yields.

•
Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in the Merger, declined eight basis points from the prior quarter and five basis points from the third quarter of 2014, due to a seven basis point decrease in average yields earned on loans (excluding accretion).

•
Our core non-interest income was $82.8 million compared to $83.0 million in the prior quarter. Lease financing revenues increased due to an increase in fees and promotional revenue from the sale of third-party equipment maintenance contracts. The increase in leasing revenue was partially offset by lower mortgage banking revenue primarily as a result of reduced origination fees due to lower loan origination volumes. Our core non-interest income was also impacted by the Durbin amendment of the Dodd-Frank Act, which decreased card fees by approximately $1.2 million in the quarter.

•
Our core non-interest expense increased 2.5% compared to the prior quarter. Salaries and employee benefits expense was up due to an extra day in the quarter and annual pay increases for hourly employees. Excluding salaries and employee benefits expense, core non-interest expense increased $631 thousand in the third quarter compared to the prior quarter. This increase was primarily due to an increase in the clawback liability of $306 thousand related to our loss share agreements with the FDIC as well as an increase in debit card production cost of $294 thousand from replacing magnetic strip only cards with cards having new chip technology and an increase in advertising and marketing expense.

RESULTS OF OPERATIONS

Third Quarter Results

Net Interest Income

			Change from 2Q15 to 3Q15		Change from 3Q14 to 3Q15	Nine Months Ended		Change from 2014 to 2015
						September 30,
	3Q15	2Q15		3Q14		2015	2014
(Dollars in thousands)
Net interest income - fully tax equivalent	$122,988	$121,149	+1.5%	$101,699	+20.9%	$363,610	$248,357	+46.4%
Net interest margin - fully tax equivalent	3.73%	3.84%	-0.11%	3.78%	-0.05	3.83%	3.66%	+0.17%
Net interest margin - fully tax equivalent, excluding acquisition accounting discount accretion on Taylor Capital loans	3.49%	3.57%	-0.08%	3.54%	-0.05	3.56%	3.57%	-0.01%

Reconciliations of net interest income - fully tax equivalent to net interest income, as reported, net interest margin - fully tax equivalent to net interest margin and net interest margin - fully tax equivalent, excluding acquisition accounting discount accretion on Taylor Capital loans to net interest margin are set forth in the tables in the "Net Interest Margin" section.

Net interest income on a fully tax equivalent basis increased in the third quarter of 2015 compared to the prior quarter primarily due to an increase in interest earning assets (loans and investment securities) partly offset by lower loan yields.

While interest earning assets increased during the third quarter of 2015, our net interest margin on a fully tax equivalent basis, excluding accretion of the acquisition accounting discount recorded on loans acquired in the Merger, decreased eight basis points to 3.49% for the third quarter of 2015 compared to 3.57% for the prior quarter. This decrease was primarily due to a seven basis point decrease in average yields earned on loans (excluding accretion) of which three basis points was due to a decrease in fees and interest recoveries.

See the supplemental net interest margin tables for further detail.

Non-interest Income (in thousands):

						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Core non-interest income:
Key fee initiatives:
Lease financing, net	$20,000	$15,564	$25,080	$18,542	$17,719	$60,644	$45,768
Mortgage banking revenue	30,692	35,648	24,544	29,080	16,823	90,884	17,069
Commercial deposit and treasury management fees	11,472	11,062	11,038	10,720	9,345	33,572	23,595
Trust and asset management fees	6,002	5,752	5,714	5,515	5,712	17,468	16,324
Card fees	3,335	4,409	3,927	3,900	3,836	11,671	9,841
Capital markets and international banking service fees	2,357	1,508	1,928	1,648	1,472	5,793	3,810
Total key fee initiatives	73,858	73,943	72,231	69,405	54,907	220,032	116,407
Consumer and other deposit service fees	3,499	3,260	3,083	3,335	3,362	9,842	9,453
Brokerage fees	1,281	1,543	1,678	1,350	1,145	4,502	3,826
Loan service fees	1,531	1,353	1,485	1,864	1,069	4,369	2,950
Increase in cash surrender value of life insurance	852	836	839	865	855	2,527	2,516
Other operating income	1,730	2,098	2,102	2,577	1,145	5,930	3,106
Total core non-interest income	82,751	83,033	81,418	79,396	62,483	247,202	138,258
Non-core non-interest income:
Net gain (loss) on investment securities	371	(84)	(460)	491	(3,246)	(173)	(3,016)
Net gain (loss) on sale of other assets	1	(7)	4	3,476	(7)	(2)	(24)
Gain on extinguishment of debt	—	—	—	—	1,895	—	1,895
(Decrease) increase in market value of assets held in trust for deferred compensation (1)	(872)	7	306	315	(38)	(559)	514
Total non-core non-interest income	(500)	(84)	(150)	4,282	(1,396)	(734)	(631)
Total non-interest income	$82,251	$82,949	$81,268	$83,678	$61,087	$246,468	$137,627

(1)	Resides in other operating income in the consolidated statements of operations.

Core non-interest income for the third quarter of 2015 decreased slightly by $282 thousand, or 0.3%, to $82.8 million from the second quarter of 2015.

•	Leasing revenues increased due to an increase in fees and promotional revenue from the sale of third-party equipment maintenance contracts.

•	Capital markets and international banking services fees increased due to higher swap and syndication fees.

•	Commercial deposit and treasury management fees increased primarily due to new business.

•
Trust and asset management fees increased due to the acquisition of the Illinois court-appointed guardianship and special needs trust business of JPMorgan Chase in August 2015.  This acquisition added approximately $200 million of assets under management to our existing guardianship business.

•
Mortgage banking revenue decreased due to reduced origination fees due to lower loan origination volumes and reduced mortgage servicing fees as the result of the sale of certain mortgage servicing assets in July 2015.

•
Card fees decreased by $1.1 million primarily as a result of the impact from being subject to the Durbin amendment of the Dodd-Frank Act for the first time, which decreased card fees by approximately $1.2 million in the quarter.

Core non-interest income for the nine months ended September 30, 2015 increased by $108.9 million, or 78.8%, to $247.2 million from the nine months ended September 30, 2014.

•	Mortgage banking revenue increased due to mortgage operations acquired through the Merger.

•	Leasing revenues increased due to higher fees and promotional revenue from the sale of third-party equipment maintenance contracts and higher lease residual realization.

•	Commercial deposit and treasury management fees increased due to new customer activity as well as the increased customer base as a result of the Merger.

•	Other operating income increased due to higher earnings from investments in Small Business Investment Companies.

•	Capital markets and international banking services fees increased due to higher swap and syndication fees partly offset by a decrease in M&A advisory fees.

•	Card fees increased due to a new payroll prepaid card program that started in the second quarter of 2014 as well as higher debit and credit card fees.

•	Loan service fees increased due to increased unused line fees.

•	Trust and asset management fees increased due to the addition of new customers and the impact of higher equity values.

Non-interest Expense (in thousands):

						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Core non-interest expense:(1)
Salaries and employee benefits	$88,760	$86,138	$84,447	$83,242	$65,271	$259,345	$155,614
Occupancy and equipment expense	12,456	12,081	12,763	13,757	11,314	37,300	30,410
Computer services and telecommunication expense	8,558	8,407	8,634	8,612	6,194	25,599	16,174
Advertising and marketing expense	2,578	2,497	2,446	2,233	1,973	7,521	6,077
Professional and legal expense	1,496	1,902	2,480	2,184	2,501	5,878	5,358
Other intangible amortization expense	1,542	1,509	1,518	1,617	1,470	4,569	3,884
Net loss (gain) recognized on other real estate owned (A)	520	662	888	(120)	1,348	2,070	1,674
Net (gain) loss recognized on other real estate owned related to FDIC transactions (A)	65	(88)	(273)	(27)	421	(296)	473
Other real estate expense, net (A)	(8)	150	281	433	409	423	1,142
Other operating expenses	18,782	18,238	18,276	18,514	13,577	55,296	33,905
Total core non-interest expense	134,749	131,496	131,460	130,445	104,478	397,705	254,711
Non-core non-interest expense: (1)
Merger related expenses (B)	319	1,234	8,069	6,494	27,161	9,622	28,329
Branch impairment charges	70	—	—	—	—	70	—
Prepayment fees on interest bearing liabilities	—	—	85	—	—	85	—
Loss on low to moderate income real estate investment (C)	—	—	—	—	—	—	2,124
Contingent consideration - Celtic acquisition (C)	—	—	—	—	10,600	—	10,600
Contribution to MB Financial Charitable Foundation (C)	—	—	—	3,250	—	—	—
(Decrease) increase in market value of assets held in trust for deferred compensation (D)	(872)	7	306	315	(38)	(559)	514
Total non-core non-interest expense	(483)	1,241	8,460	10,059	37,723	9,218	41,567
Total non-interest expense	$134,266	$132,737	$139,920	$140,504	$142,201	$406,923	$296,278

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other expense, B – See merger related expenses table below, C – Other operating expenses, D – Salaries and employee benefits.

Core non-interest expense increased by $3.3 million from the second quarter of 2015 to $134.7 million for the third quarter of 2015.

•	Salaries and employee benefits expense was up due to an extra day in the quarter and annual pay increases for hourly employees.

•
Other operating expenses increased due to an increase in the clawback liability related to our loss share agreements with the FDIC of $306 thousand as well as an increase in debit card production cost of $294 thousand from replacing magnetic strip only cards with cards having new chip technology.

•	Occupancy and equipment expense increased due to higher repair and maintenance expense as well as higher rental operating expenses.

•	Professional and legal expense decreased due to lower legal fees.

Core non-interest expense increased by $143.0 million, or 56.1%, from the nine months ended September 30, 2014 to $397.7 million for the nine months ended September 30, 2015 primarily due to the Merger. Other explanations for changes are as follows:

•	Other operating expense increased as a result of an increase in filing and other loan expense and higher FDIC assessments due to our larger balance sheet.

•	Computer services and telecommunication expenses increased due to an increase in spending on IT security and other IT projects.

•	Advertising and marketing expense was higher due to increased advertising and sponsorships.

•	Professional and legal expense increased due to higher consulting expense.

The following table presents the detail of the merger related expenses (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Merger related expenses:
Salaries and employee benefits	$3	$—	$33	$1,926	$14,259	$36	$14,363
Occupancy and equipment expense	2	96	177	301	428	275	442
Computer services and telecommunication expense	9	130	270	1,397	5,312	409	5,495
Advertising and marketing expense	—	—	—	84	262	—	460
Professional and legal expense	305	511	190	258	6,363	1,006	6,852
Branch exit and facilities impairment charges	—	438	7,391	2,270	—	7,829	—
Other operating expenses	—	59	8	258	537	67	717
Total merger related expenses	$319	$1,234	$8,069	$6,494	$27,161	$9,622	$28,329

Income Tax Expense

Income tax expense was $18.3 million for the third quarter of 2015 compared to $19.4 million for the second quarter of 2015. The decrease in income tax expense was primarily due to the $1.8 million decrease in income before taxes from $60.4 million in the second quarter of 2015 to $58.6 million in the third quarter of 2015.

Operating Segments

The Company's operations consist of three reportable operating segments: banking, leasing and mortgage banking. Our banking segment generates its revenues primarily from its lending and deposit gathering activities. Our leasing segment generates its revenues through lease originations and related services offered through the Company's leasing subsidiaries: LaSalle Systems Leasing, Inc., Celtic Leasing Corp. and MB Equipment Finance, LLC. Our mortgage banking segment originates residential mortgage loans for sale to investors through its retail and third party origination channels as well as residential mortgage loans held in our loan portfolio. The mortgage banking segment also services residential mortgage loans owned by investors and the Company.

The following table presents summary financial information, adjusted for funds transfer pricing and internal allocations of certain expenses, for the reportable segments (in thousands):

	Banking	Leasing	Mortgage Banking	Non-core Items	Consolidated
Three months ended September 30, 2015
Net interest income	$104,714	$2,832	$8,423	$—	$115,969
Provision for credit losses	4,965	242	151	—	5,358
Net interest income after provision for credit losses	99,749	2,590	8,272	—	110,611
Non-interest income:
Lease financing, net	637	19,363	—	—	20,000
Mortgage origination fees	—	—	23,449	—	23,449
Mortgage servicing fees	—	—	7,243	—	7,243
Other non-interest income	30,563	624	—	372	31,559
Total non-interest income	31,200	19,987	30,692	372	82,251
Non-interest expense:
Salaries and employee benefits	54,547	8,475	24,866	3	87,891
Occupancy and equipment expense	9,982	843	1,631	2	12,458
Computer services and telecommunication expense	6,179	335	2,044	9	8,567
Professional and legal expense	1,206	290	—	305	1,801
Other operating expenses	15,973	1,439	6,067	70	23,549
Total non-interest expense	87,887	11,382	34,608	389	134,266
Income before income taxes	43,062	11,195	4,356	(17)	58,596
Income tax expense	12,184	4,398	1,742	(6)	18,318
Net income	$30,878	$6,797	$2,614	$(11)	$40,278
Three months ended June 30, 2015
Net interest income	$104,352	$2,915	$7,206	$—	$114,473
Provision for credit losses	2,844	1,356	96	—	4,296
Net interest income after provision for credit losses	101,508	1,559	7,110	—	110,177
Non-interest income:
Lease financing, net	408	15,156	—	—	15,564
Mortgage origination fees	—	—	26,863	—	26,863
Mortgage servicing fees	—	—	8,785	—	8,785
Other non-interest income	30,791	1,037	—	(91)	31,737
Total non-interest income	31,199	16,193	35,648	(91)	82,949
Non-interest expense:
Salaries and employee benefits	54,168	6,986	24,991	—	86,145
Occupancy and equipment expense	9,733	823	1,525	96	12,177
Computer services and telecommunication expense	6,194	274	1,939	130	8,537
Professional and legal expense	1,655	247	—	511	2,413
Other operating expenses	14,654	1,498	6,816	497	23,465
Total non-interest expense	86,404	9,828	35,271	1,234	132,737
Income before income taxes	46,303	7,924	7,487	(1,325)	60,389
Income tax expense	13,895	3,073	2,995	(526)	19,437
Net income	$32,408	$4,851	$4,492	$(799)	$40,952

Net income from our banking segment for the third quarter of 2015 decreased compared to the prior quarter. This decrease in net income was primarily due to an increase in provision for credit losses and other operating expenses. Other operating expenses increased due to an increase in the clawback liability of $306 thousand related to our loss share agreements with the FDIC as well as an increase in debit card production cost of $294 thousand from replacing magnetic strip only cards with cards having new chip technology and an increase in advertising and marketing expense. Other non-interest income was also impacted by the Durbin amendment of the Dodd-Frank Act, which decreased card fees by approximately $1.2 million in the quarter.

Net income from our leasing segment for the third quarter of 2015 increased compared to the prior quarter. Lease financing revenues increased due to an increase in fees and promotional revenue from the sale of third-party equipment maintenance contracts.

Net income from our mortgage segment for the third quarter of 2015 decreased compared to the prior quarter primarily as a result of reduced origination fees due to lower loan origination volumes. In July 2015, we sold approximately $106 million of mortgage servicing rights at book value. This sale reduced mortgage servicing fees in the third quarter of 2015. Partially offsetting the decrease in mortgage banking revenue, net interest income increased due to higher average balances and rates on mortgage loans held for sale.

The following table presents additional information regarding the mortgage banking segment (dollars in thousands):

	3Q15	2Q15	1Q15	4Q14	3Q14 (1)
Origination volume	$1,880,960	$2,010,175	$1,688,541	$1,511,909	$724,713
Refinance	34%	43%	61%	44%	35%
Purchase	66	57	39	56	65

Origination volume by channel:
Retail	18%	18%	18%	19%	18%
Third party	82	82	82	81	82

Mortgage servicing book (unpaid principal balance of loans serviced for others) at period end (2)	$15,593,630	$23,539,865	$22,927,263	$22,479,008	$21,989,278
Mortgage servicing rights, recorded at fair value, at period end	148,097	261,034	219,254	235,402	241,391
Notional value of rate lock commitments, at period end	800,162	992,025	1,069,145	645,287	610,818

(1) For the 44 day period subsequent to the Merger.
(2) Does not include the unpaid principal balance of serviced loans sold in July 2015 that will continue to be sub-serviced through October 2015.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on period end balances as of the dates indicated (dollars in thousands):

	9/30/2015		6/30/2015		3/31/2015		12/31/2014		9/30/2014
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related credits:
Commercial loans	$3,440,632	37%	$3,354,889	37%	$3,258,652	37%	$3,245,206	36%	$3,064,669	34%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,693,540	18	1,690,866	18	1,628,031	18	1,692,258	18	1,631,660	18
Commercial real estate	2,580,009	27	2,539,991	28	2,525,640	28	2,544,867	28	2,647,412	29
Construction real estate	255,620	3	189,599	2	184,105	2	247,068	3	222,120	3
Total commercial-related credits	7,969,801	85	7,775,345	85	7,596,428	85	7,729,399	85	7,565,861	84
Other loans:
Residential real estate	607,171	6	533,118	6	505,558	5	503,287	5	516,834	6
Indirect vehicle	345,731	4	303,777	3	273,105	3	268,840	3	273,038	3
Home equity	223,173	2	230,478	3	241,078	3	251,909	3	262,977	3
Consumer loans	87,612	1	86,463	1	77,645	1	78,137	1	69,028	1
Total other loans	1,263,687	13	1,153,836	13	1,097,386	12	1,102,173	12	1,121,877	13
Total loans, excluding purchased credit-impaired loans	9,233,488	98	8,929,181	98	8,693,814	97	8,831,572	97	8,687,738	97
Purchased credit-impaired loans	155,693	2	164,775	2	227,514	3	251,645	3	288,186	3
Total loans	$9,389,181	100%	$9,093,956	100%	$8,921,328	100%	$9,083,217	100%	$8,975,924	100%

Our loan balances, excluding purchased credit-impaired loans, increased $304.3 million (+3.4%, or +13.5% annualized) during the third quarter of 2015 primarily due to increases in commercial related loans.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on quarterly average balances for the periods indicated (dollars in thousands):

	3Q15		2Q15		1Q15		4Q14		3Q14
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related credits:
Commercial loans	$3,372,279	37%	$3,309,519	37%	$3,190,755	36%	$3,110,016	35%	$2,118,864	30%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,674,939	18	1,634,583	18	1,647,761	18	1,642,427	18	1,561,484	22
Commercial real estate	2,568,539	28	2,522,473	28	2,538,995	29	2,611,410	29	2,108,492	29
Construction real estate	210,506	2	191,935	2	191,257	2	232,679	3	170,017	2
Total commercial-related credits	7,826,263	85	7,658,510	85	7,568,768	85	7,596,532	85	5,958,857	83
Other loans:
Residential real estate	566,115	6	512,766	6	493,366	5	503,211	5	405,589	6
Indirect vehicle	325,323	4	286,107	3	267,265	3	273,063	3	251,969	3
Home equity	226,365	2	233,867	3	246,537	3	256,933	3	274,841	4
Consumer loans	85,044	1	76,189	1	72,374	1	75,264	1	69,699	1
Total other loans	1,202,847	13	1,108,929	13	1,079,542	12	1,108,471	12	1,002,098	14
Total loans, excluding purchased credit-impaired loans	9,029,110	98	8,767,439	98	8,648,310	97	8,705,003	97	6,960,955	97
Purchased credit-impaired loans	156,309	2	202,374	2	240,376	3	273,136	3	221,129	3
Total loans	$9,185,419	100%	$8,969,813	100%	$8,888,686	100%	$8,978,139	100%	$7,182,084	100%

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Non-performing loans:
Non-accrual loans (1)	$92,302	$91,943	$81,571	$82,733	$97,580
Loans 90 days or more past due, still accruing interest	4,275	6,112	1,707	4,354	2,681
Total non-performing loans	96,577	98,055	83,278	87,087	100,261
Other real estate owned	29,587	28,517	21,839	19,198	18,817
Repossessed assets	216	78	160	93	126
Total non-performing assets	$126,380	$126,650	$105,277	$106,378	$119,204
Potential problem loans (2)	$122,966	$116,443	$107,703	$55,651	$51,690
Purchased credit-impaired loans	$155,693	$164,775	$227,514	$251,645	$288,186

Total allowance for loan and lease losses	$124,626	$120,070	$113,412	$110,026	$102,810
Accruing restructured loans (3)	20,120	16,875	16,874	15,603	16,877
Total non-performing loans to total loans	1.03%	1.08%	0.93%	0.96%	1.12%
Total non-performing assets to total assets	0.85	0.84	0.73	0.73	0.82
Allowance for loan and lease losses to non-performing loans	129.04	122.45	136.18	126.34	102.54

(1)
Includes $21.4 million, $24.5 million, $25.5 million, $25.8 million and $22.4 million of restructured loans on non-accrual status at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Accruing restructured loans consist primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and the Merger) as of the dates indicated (in thousands):

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Commercial and lease	$34,465	$31,053	$18,315	$20,058	$22,985
Commercial real estate	25,437	32,358	29,645	32,663	42,832
Construction real estate	—	337	337	337	337
Consumer related	36,675	34,307	34,981	34,029	34,107
Total non-performing loans	$96,577	$98,055	$83,278	$87,087	$100,261

The following table represents a summary of other real estate owned (excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (in thousands):

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Balance at the beginning of quarter	$28,517	$21,839	$19,198	$18,817	$20,306
Transfers in at fair value less estimated costs to sell	2,402	8,595	4,615	1,261	221
Acquired from business combination	—	—	—	—	4,720
Fair value adjustments	(565)	(920)	(922)	(34)	(2,083)
Net gains on sales of other real estate owned	45	258	34	154	735
Cash received upon disposition	(812)	(1,255)	(1,086)	(1,000)	(5,082)
Balance at the end of quarter	$29,587	$28,517	$21,839	$19,198	$18,817

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Allowance for credit losses, balance at the beginning of period	$124,130	$117,189	$114,057	$106,912	$103,905	$114,057	$113,462
Allowance for unfunded credit commitments acquired through business combination	—	—	—	—	1,261	—	1,261
Utilization of allowance for unfunded credit commitments	—	—	—	—	(637)	—	(637)
Provision for credit losses - legacy	1,225	(600)	(550)	2,472	(1,600)	75	(2,400)
Provision for credit losses - acquired Taylor Capital loan portfolio renewals	4,133	4,896	5,524	7,271	4,709	14,553	4,709
Charge-offs:
Commercial loans	1,657	57	569	197	606	2,283	1,142
Commercial loans collateralized by assignment of lease payments (lease loans)	1,980	100	—	885	—	2,080	40
Commercial real estate	170	108	2,034	1,528	1,027	2,312	9,910
Construction real estate	5	3	3	4	5	11	75
Residential real estate	292	318	579	280	740	1,189	1,438
Home equity	358	276	444	1,381	566	1,078	2,002
Indirect vehicle	581	627	874	1,189	1,043	2,082	2,546
Consumer loans	467	500	424	546	497	1,391	1,582
Total charge-offs	5,510	1,989	4,927	6,010	4,484	12,426	18,735
Recoveries:
Commercial loans	456	816	242	869	564	1,514	2,888
Commercial loans collateralized by assignment of lease payments (lease loans)	11	340	749	384	425	1,100	555
Commercial real estate	2,402	2,561	1,375	741	2,227	6,338	3,279
Construction real estate	216	35	2	51	25	253	201
Residential real estate	337	8	72	661	4	417	529
Home equity	186	160	101	176	46	447	306
Indirect vehicle	334	545	475	453	402	1,354	1,283
Consumer loans	118	169	69	77	65	356	211
Total recoveries	4,060	4,634	3,085	3,412	3,758	11,779	9,252
Total net charge-offs (recoveries)	1,450	(2,645)	1,842	2,598	726	647	9,483
Allowance for credit losses	128,038	124,130	117,189	114,057	106,912	128,038	106,912
Allowance for unfunded credit commitments	(3,412)	(4,060)	(3,777)	(4,031)	(4,102)	(3,412)	(4,102)
Allowance for loan and lease losses	$124,626	$120,070	$113,412	$110,026	$102,810	$124,626	$102,810
Total loans, excluding loans held for sale	$9,389,181	$9,093,956	$8,921,328	$9,083,217	$8,975,924	$9,389,181	$8,975,924
Average loans, excluding loans held for sale	9,185,419	8,969,813	8,888,686	8,978,139	7,182,084	9,015,726	6,107,670
Ratio of allowance for loan and lease losses to total loans, excluding loans held for sale	1.33%	1.32%	1.27%	1.21%	1.15%	1.33%	1.15%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.06	(0.12)	0.08	0.11	0.04	0.01	0.21

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (in thousands):

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Commercial related loans:
General reserve	$93,903	$89,642	$88,425	$85,087	$76,604
Specific reserve	13,683	11,303	5,658	5,189	5,802
Consumer related reserve	17,040	19,125	19,329	19,750	20,404
Total allowance for loan and lease losses	$124,626	$120,070	$113,412	$110,026	$102,810

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date without a carryover of the related allowance for loan and lease losses. These acquired loans are segregated into three types: pass rated loans with no discount attributable to credit quality, non-impaired loans with a discount attributable at least in part to credit quality and impaired loans with evidence of significant credit deterioration.

•
Pass rated loans (typically performing loans) are accounted for in accordance with ASC 310-20 "Nonrefundable Fees and Other Costs" as these loans do not have evidence of credit deterioration since origination.

•	Non-impaired loans (typically performing substandard loans) are accounted for in accordance with ASC 310-30 if they display at least some level of credit deterioration since origination.

•	Impaired loans (typically substandard loans on non-accrual status) are accounted for in accordance with ASC 310-30 as they display significant credit deterioration since origination.

For pass rated loans (non-purchased credit-impaired loans), the difference between the estimated fair value of the loans (computed on a loan by loan basis) and the principal outstanding is accreted over the remaining life of the loans. We anticipate recording a provision for the acquired portfolio in future quarters related to renewing Taylor Capital loans which will largely offset the accretion from the pass rated loans.

In accordance with ASC 310-30, for both purchased non-impaired loans and purchased credit-impaired loans ("PCI loans"), the difference between contractually required payments at acquisition and the cash flows expected to be collected is referred to as the non-accretable difference. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

Changes in the purchase accounting discount for loans acquired in the Merger were as follows for the three months ended September 30, 2015 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$23,474	$10,901	$46,836	$81,211
Charge-offs	(3,727)	—	—	(3,727)
Accretion	—	(1,533)	(5,875)	(7,408)
Balance at end of period	$19,747	$9,368	$40,961	$70,076

Changes in the purchase accounting discount for loans acquired in the Merger were as follows for the three months ended June 30, 2015 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$30,793	$3,861	$53,828	$88,482
Charge-offs	681	—	—	681
Accretion	—	(960)	(6,992)	(7,952)
Transfer	(8,000)	8,000	—	—
Balance at end of period	$23,474	$10,901	$46,836	$81,211

The $8.0 million purchase accounting discount transfer from non-accretable discount on purchased credit-impaired loans to accretable discount was due to better than expected cash flows on two pools of purchased credit-impaired loans.

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$65,461	$65,485	$66,070	$65,873	$65,829
States and political subdivisions	399,274	395,912	403,628	410,854	409,033
Mortgage-backed securities	847,426	902,017	856,933	908,225	1,006,102
Corporate bonds	228,251	246,468	252,042	259,203	267,239
Equity securities	10,826	10,669	10,751	10,597	10,447
Total fair value	$1,551,238	$1,620,551	$1,589,424	$1,654,752	$1,758,650

Amortized cost
Government sponsored agencies and enterprises	$64,008	$64,211	$64,411	$64,612	$64,809
States and political subdivisions	379,015	380,221	381,704	390,076	391,900
Mortgage-backed securities	834,791	890,334	841,727	899,523	999,630
Corporate bonds	228,711	245,506	250,543	259,526	265,720
Equity securities	10,701	10,644	10,587	10,531	10,470
Total amortized cost	$1,517,226	$1,590,916	$1,548,972	$1,624,268	$1,732,529

Unrealized gain, net
Government sponsored agencies and enterprises	$1,453	$1,274	$1,659	$1,261	$1,020
States and political subdivisions	20,259	15,691	21,924	20,778	17,133
Mortgage-backed securities	12,635	11,683	15,206	8,702	6,472
Corporate bonds	(460)	962	1,499	(323)	1,519
Equity securities	125	25	164	66	(23)
Total unrealized gain, net	$34,012	$29,635	$40,452	$30,484	$26,121

Securities held to maturity, at amortized cost:
States and political subdivisions	$1,002,963	$974,032	$764,931	$752,558	$760,674
Mortgage-backed securities	221,889	229,595	235,928	240,822	244,675
Total amortized cost	$1,224,852	$1,203,627	$1,000,859	$993,380	$1,005,349

DEPOSIT MIX

The following table shows the composition of deposits based on period end balances as of the dates indicated (dollars in thousands):

	9/30/2015		6/30/2015		3/31/2015		12/31/2014		9/30/2014
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$4,434,067	39%	$4,378,005	40%	$4,290,499	39%	$4,118,256	37%	$3,807,448	34%
Money market and NOW	4,129,414	37	3,842,264	35	4,002,818	36	3,913,765	36	4,197,166	37
Savings	953,746	8	970,875	9	969,560	9	940,345	9	931,985	8
Total low cost deposits	9,517,227	84	9,191,144	84	9,262,877	84	8,972,366	82	8,936,599	79
Certificates of deposit:
Certificates of deposit	1,279,842	12	1,261,843	12	1,354,633	12	1,479,928	13	1,646,000	15
Brokered certificates of deposit	457,509	4	408,827	4	401,991	4	538,648	5	655,843	6
Total certificates of deposit	1,737,351	16	1,670,670	16	1,756,624	16	2,018,576	18	2,301,843	21
Total deposits	$11,254,578	100%	$10,861,814	100%	$11,019,501	100%	$10,990,942	100%	$11,238,442	100%

Non-interest bearing deposits grew by $56.1 million (+1.3%, or +5.1% annualized) during the third quarter of 2015 and comprise 39% of total deposits at quarter-end. Total low cost deposits increased $326.1 million (+3.5%, or +14.1% annualized) to $9.5 billion at September 30, 2015 compared to the prior quarter and represent 84% of total deposits at quarter-end.

The following table shows the composition of deposits based on quarterly average balances for the periods indicated (dollars in thousands):

	3Q15		2Q15		1Q15		4Q14		3Q14
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$4,428,065	39%	$4,273,931	39%	$4,199,948	38%	$4,072,797	36%	$3,175,512	34%
Money market and NOW	4,119,625	36	3,940,201	36	3,937,707	36	4,023,657	37	3,518,314	37
Savings	965,060	9	972,327	9	952,345	9	936,960	8	906,630	10
Total low cost deposits	9,512,750	84	9,186,459	84	9,090,000	83	9,033,414	81	7,600,456	81
Certificates of deposit:
Certificates of deposit	1,304,516	12	1,302,031	12	1,420,320	13	1,563,011	14	1,411,407	15
Brokered certificates of deposit	427,649	4	412,517	4	476,245	4	606,166	5	417,346	4
Total certificates of deposit	1,732,165	16	1,714,548	16	1,896,565	17	2,169,177	19	1,828,753	19
Total deposits	$11,244,915	100%	$10,901,007	100%	$10,986,565	100%	$11,202,591	100%	$9,429,209	100%

CAPITAL

Tangible book value per common share was $16.43 at September 30, 2015 compared to $16.36 last quarter and $15.36 a year ago. In the second quarter of 2015, our Board of Directors authorized the purchase of up to $50 million of our common stock. We purchased $47.2 million, or approximately 1.5 million shares, of our common stock through September 30, 2015.

Our regulatory capital ratios remain strong. MB Financial Bank, N.A. (the "Bank") was categorized as “well capitalized” at September 30, 2015 under the Prompt Corrective Action (“PCA”) provisions. The Company and Bank have implemented the changes required under the Basel III regulatory capital reform. The Bank would be categorized as "well capitalized" under the fully phased in rules.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the Merger and our other merger and acquisition activities might not be realized within the anticipated time frames or at all; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (3) results of examinations by the Office of Comptroller of Currency, the Federal Reserve Board, the Consumer Financial Protection Bureau and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses or write-down assets; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (6) the possibility that our mortgage banking business may increase volatility in our revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market-place; (10) the possibility that our security measures might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that our security measures might not protect us from systems failures or interruptions; (11) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (12) our ability to access cost-effective funding; (13) changes in financial markets; (14) changes in economic conditions in general and in the Chicago metropolitan area in particular; (15) the costs, effects and outcomes of litigation; (16) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (17) changes in accounting principles, policies or guidelines; (18) our future acquisitions of other depository institutions or lines of business; and (19) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(In thousands)

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
ASSETS
Cash and due from banks	$234,220	$290,266	$248,840	$256,804	$267,405
Interest earning deposits with banks	66,025	144,154	52,212	55,277	179,391
Total cash and cash equivalents	300,245	434,420	301,052	312,081	446,796
Federal funds sold	—	5	—	—	—
Investment securities:
Securities available for sale, at fair value	1,551,238	1,620,551	1,589,424	1,654,752	1,758,650
Securities held to maturity, at amortized cost	1,224,852	1,203,627	1,000,859	993,380	1,005,349
Non-marketable securities - FHLB and FRB Stock	91,400	111,400	87,677	75,569	75,569
Total investment securities	2,867,490	2,935,578	2,677,960	2,723,701	2,839,568
Loans held for sale	676,020	801,343	686,838	737,209	553,627
Loans:
Total loans, excluding purchased credit-impaired loans	9,233,488	8,929,181	8,693,814	8,831,572	8,687,738
Purchased credit-impaired loans	155,693	164,775	227,514	251,645	288,186
Total loans	9,389,181	9,093,956	8,921,328	9,083,217	8,975,924
Less: Allowance for loan and lease losses	124,626	120,070	113,412	110,026	102,810
Net loans	9,264,555	8,973,886	8,807,916	8,973,191	8,873,114
Lease investments, net	184,223	167,966	159,191	162,833	137,120
Premises and equipment, net	234,115	234,651	234,077	238,377	243,814
Cash surrender value of life insurance	136,089	135,237	134,401	133,562	132,697
Goodwill	711,521	711,521	711,521	711,521	711,521
Other intangibles	37,520	34,979	36,488	38,006	39,623
Mortgage servicing rights, at fair value	148,097	261,034	219,254	235,402	241,391
Other real estate owned, net	29,587	28,517	21,839	19,198	18,817
Other real estate owned related to FDIC transactions	13,825	13,867	17,890	19,328	22,028
Other assets	346,814	285,190	319,883	297,690	244,481
Total assets	$14,950,101	$15,018,194	$14,328,310	$14,602,099	$14,504,597
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$4,434,067	$4,378,005	$4,290,499	$4,118,256	$3,807,448
Interest bearing	6,820,511	6,483,809	6,729,002	6,872,686	7,430,994
Total deposits	11,254,578	10,861,814	11,019,501	10,990,942	11,238,442
Short-term borrowings	940,529	1,382,635	615,231	931,415	667,160
Long-term borrowings	95,175	89,639	85,477	82,916	77,269
Junior subordinated notes issued to capital trusts	186,068	185,971	185,874	185,778	185,681
Accrued expenses and other liabilities	410,523	420,396	363,934	382,762	335,677
Total liabilities	12,886,873	12,940,455	12,270,017	12,573,813	12,504,229
Stockholders' Equity
Preferred stock	115,280	115,280	115,280	115,280	115,280
Common stock	756	754	754	751	751
Additional paid-in capital	1,277,348	1,273,333	1,268,851	1,267,761	1,265,050
Retained earnings	702,789	677,246	651,178	629,677	606,097
Accumulated other comprehensive income	20,968	18,778	26,101	20,356	18,431
Treasury stock	(55,258)	(9,035)	(5,277)	(6,974)	(6,692)
Controlling interest stockholders' equity	2,061,883	2,076,356	2,056,887	2,026,851	1,998,917
Noncontrolling interest	1,345	1,383	1,406	1,435	1,451
Total stockholders' equity	2,063,228	2,077,739	2,058,293	2,028,286	2,000,368
Total liabilities and stockholders' equity	$14,950,101	$15,018,194	$14,328,310	$14,602,099	$14,504,597

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

						Nine Months Ended
						September 30,
(Dollars in thousands, except per share data)	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Interest income:
Loans:
Taxable	$100,573	$98,768	$98,846	$104,531	$79,902	$298,187	$187,497
Nontaxable	2,283	2,259	2,174	2,203	2,265	6,716	6,819
Investment securities:
Taxable	9,655	10,002	9,934	10,651	11,028	29,591	27,968
Nontaxable	10,752	10,140	9,113	9,398	9,041	30,005	25,393
Federal funds sold	—	—	—	2	14	—	23
Other interest earning accounts	89	57	62	62	211	208	601
Total interest income	123,352	121,226	120,129	126,847	102,461	364,707	248,301
Interest expense:
Deposits	5,102	4,554	4,645	4,889	4,615	14,301	12,138
Short-term borrowings	395	355	277	354	231	1,027	426
Long-term borrowings and junior subordinated notes	1,886	1,844	1,812	1,793	2,003	5,542	4,725
Total interest expense	7,383	6,753	6,734	7,036	6,849	20,870	17,289
Net interest income	115,969	114,473	113,395	119,811	95,612	343,837	231,012
Provision for credit losses	5,358	4,296	4,974	9,743	3,109	14,628	2,309
Net interest income after provision for credit losses	110,611	110,177	108,421	110,068	92,503	329,209	228,703
Non-interest income:
Lease financing, net	20,000	15,564	25,080	18,542	17,719	60,644	45,768
Mortgage banking revenue	30,692	35,648	24,544	29,080	16,823	90,884	17,069
Commercial deposit and treasury management fees	11,472	11,062	11,038	10,720	9,345	33,572	23,595
Trust and asset management fees	6,002	5,752	5,714	5,515	5,712	17,468	16,324
Card fees	3,335	4,409	3,927	3,900	3,836	11,671	9,841
Capital markets and international banking service fees	2,357	1,508	1,928	1,648	1,472	5,793	3,810
Consumer and other deposit service fees	3,499	3,260	3,083	3,335	3,362	9,842	9,453
Brokerage fees	1,281	1,543	1,678	1,350	1,145	4,502	3,826
Loan service fees	1,531	1,353	1,485	1,864	1,069	4,369	2,950
Increase in cash surrender value of life insurance	852	836	839	865	855	2,527	2,516
Net gain (loss) on investment securities	371	(84)	(460)	491	(3,246)	(173)	(3,016)
Net gain (loss) on sale of assets	1	(7)	4	3,476	(7)	(2)	(24)
Gain on early extinguishment of debt	—	—	—	—	1,895	—	1,895
Other operating income	858	2,105	2,408	2,892	1,107	5,371	3,620
Total non-interest income	82,251	82,949	81,268	83,678	61,087	246,468	137,627
Non-interest expense:
Salaries and employee benefits	87,891	86,145	84,786	85,483	79,492	258,822	170,491
Occupancy and equipment expense	12,458	12,177	12,940	14,058	11,742	37,575	30,852
Computer services and telecommunication expense	8,567	8,537	8,904	10,009	11,506	26,008	21,669
Advertising and marketing expense	2,578	2,497	2,446	2,317	2,235	7,521	6,537
Professional and legal expense	1,801	2,413	2,670	2,442	8,864	6,884	12,210
Other intangible amortization expense	1,542	1,509	1,518	1,617	1,470	4,569	3,884
Branch exit and facilities impairment charges	70	438	7,391	2,270	—	7,899	—
Net loss recognized on other real estate owned and other expense	577	724	896	286	2,178	2,197	3,289
Prepayment fees on interest bearing liabilities	—	—	85	—	—	85	—
Other operating expenses	18,782	18,297	18,284	22,022	24,714	55,363	47,346
Total non-interest expense	134,266	132,737	139,920	140,504	142,201	406,923	296,278
Income before income taxes	58,596	60,389	49,769	53,242	11,389	168,754	70,052
Income tax expense	18,318	19,437	15,658	17,117	4,488	53,413	20,076
Net income	40,278	40,952	34,111	36,125	6,901	115,341	49,976
Dividends on preferred shares	2,000	2,000	2,000	2,000	2,000	6,000	2,000
Net income available to common stockholders	$38,278	$38,952	$32,111	$34,125	$4,901	$109,341	$47,976

						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Common share data:
Basic earnings per common share	$0.52	$0.52	$0.43	$0.46	$0.08	$1.47	$0.83
Diluted earnings per common share	0.51	0.52	0.43	0.45	0.08	1.45	0.82
Weighted average common shares outstanding for basic earnings per common share	74,297,281	74,596,925	74,567,104	74,525,990	63,972,902	74,478,164	57,795,094
Weighted average common shares outstanding for diluted earnings per common share	75,029,827	75,296,029	75,164,716	75,130,331	64,457,978	75,154,585	58,341,927

Selected Financial Data:
						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Performance Ratios:
Annualized return on average assets	1.06%	1.12%	0.96%	0.99%	0.22%	1.05%	0.64%
Annualized operating return on average assets (1)	1.06	1.14	1.11	1.09	1.16	1.10	1.04
Annualized return on average common equity	7.75	8.02	6.78	7.12	1.21	7.52	4.47
Annualized operating return on average common equity (1)	7.75	8.19	7.87	7.84	8.29	7.94	7.34
Annualized cash return on average tangible common equity (2)	12.74	13.21	11.31	11.98	2.23	12.43	7.09
Annualized cash operating return on average tangible common equity (3)	12.74	13.47	13.09	13.16	13.19	13.10	11.42
Net interest rate spread	3.60	3.72	3.80	3.88	3.66	3.70	3.54
Cost of funds (4)	0.23	0.22	0.23	0.23	0.26	0.23	0.27
Efficiency ratio (5)	65.35	64.26	65.29	63.35	63.46	64.97	65.65
Annualized net non-interest expense to average assets (6)	1.36	1.32	1.40	1.39	1.35	1.36	1.48
Core non-interest income to revenues (7)	40.35	40.80	40.66	38.78	38.23	40.60	35.99
Net interest margin	3.52	3.63	3.73	3.81	3.56	3.62	3.41
Tax equivalent effect	0.21	0.21	0.20	0.20	0.22	0.21	0.25
Net interest margin - fully tax equivalent basis (8)	3.73	3.84	3.93	4.01	3.78	3.83	3.66
Loans to deposits	83.43	83.72	80.96	82.64	79.87	83.43	79.87
Asset Quality Ratios:
Non-performing loans (9) to total loans	1.03%	1.08%	0.93%	0.96%	1.12%	1.03%	1.12%
Non-performing assets (9) to total assets	0.85	0.84	0.73	0.73	0.82	0.85	0.82
Allowance for loan and lease losses to non-performing loans (9)	129.04	122.45	136.18	126.34	102.54	129.04	102.54
Allowance for loan and lease losses to total loans	1.33	1.32	1.27	1.21	1.15	1.33	1.15
Net loan (recoveries) charge-offs to average loans (annualized)	0.06	(0.12)	0.08	0.11	0.04	0.01	0.21
Capital Ratios:
Tangible equity to tangible assets (10)	9.34%	9.41%	9.73%	9.32%	9.17%	9.34%	9.17%
Tangible common equity to tangible assets (11)	8.53	8.60	8.89	8.49	8.34	8.53	8.34
Tangible common equity to risk weighted assets (12)	9.69	10.02	10.09	10.38	10.34	9.69	10.34
Total capital (to risk-weighted assets) (13)	12.94	13.07	13.22	13.62	13.60	12.94	13.60%
Tier 1 capital (to risk-weighted assets) (13)	11.92	12.06	12.24	12.61	12.64	11.92	12.64
Common equity tier 1 capital (to risk-weighted assets) (13)	9.56	9.66	9.79	N/A	N/A	9.56	N/A
Tier 1 capital (to average assets) (13)	10.43	10.69	10.80	10.47	12.29	10.43	12.29
Per Share Data:
Book value per common share (14)	$26.40	$26.14	$25.86	$25.58	$25.09	$26.40	$25.09
Less: goodwill and other intangible assets, net of benefit, per common share	9.97	9.78	9.78	9.84	9.73	9.97	9.73
Tangible book value per common share (15)	$16.43	$16.36	$16.08	$15.74	$15.36	$16.43	$15.36
Cash dividends per common share	$0.17	$0.17	$0.14	$0.14	$0.14	$0.48	$0.38

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(5)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(7)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(8)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(9)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(10)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(11)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(13)	Current quarter ratios are estimated. 2015 ratios reflect the new capital regulation changes required under the Basel III regulatory capital reform.

(14)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(15)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings; annualized operating return on average assets; core non-interest income; core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues); core non-interest expense; non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis; net interest margin on a fully tax equivalent basis; net interest margin on a fully tax equivalent basis excluding acquisition discount accretion on Taylor Capital loans; efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and contingent consideration expense, Merger related expenses, loss on low to moderate income real estate investment, prepayment fees on interest bearing liabilities, contribution to MB Financial Charitable Foundation and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets and tangible common equity to tangible assets; tangible book value per common share; annualized operating return on average common equity; annualized cash return on average tangible common equity; and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, annualized operating return on average assets, annualized operating return on average common equity, annualized cash return on average tangible common equity, annualized cash operating return on average tangible common equity, net interest margin on a fully tax equivalent basis excluding acquisition discount accretion on Taylor Capital loans, core and non-core non-interest income and non-interest expense are useful in assessing our core operating performance and, in the case of core and non-core non-interest income and non-interest expense, in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding contingent consideration expense, merger related expenses, loss on low to moderate income real estate investment, prepayment fees on interest bearing liabilities, contribution to MB Financial Charitable Foundation and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—Third Quarter Results.”

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Stockholders' equity - as reported	$2,063,228	$2,077,739	$2,058,293	$2,028,286	$2,000,368
Less: goodwill	711,521	711,521	711,521	711,521	711,521
Less: other intangible assets, net of tax benefit	24,388	22,736	23,717	24,704	25,755
Tangible equity	$1,327,319	$1,343,482	$1,323,055	$1,292,061	$1,263,092

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Total assets - as reported	$14,950,101	$15,018,194	$14,328,310	$14,602,099	$14,504,597
Less: goodwill	711,521	711,521	711,521	711,521	711,521
Less: other intangible assets, net of tax benefit	24,388	22,736	23,717	24,704	25,755
Tangible assets	$14,214,192	$14,283,937	$13,593,072	$13,865,874	$13,767,321

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Common stockholders' equity - as reported	$1,947,948	$1,962,459	$1,943,013	$1,913,006	$1,885,088
Less: goodwill	711,521	711,521	711,521	711,521	711,521
Less: other intangible assets, net of tax benefit	24,388	22,736	23,717	24,704	25,755
Tangible common equity	$1,212,039	$1,228,202	$1,207,775	$1,176,781	$1,147,812

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (in thousands):

						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Average common stockholders' equity - as reported	$1,958,947	$1,947,231	$1,922,151	$1,901,830	$1,613,375	$1,942,911	$1,434,420
Less: average goodwill	711,521	711,521	711,521	711,521	550,667	711,521	466,271
Less: average other intangible assets, net of tax benefit	23,900	23,092	24,157	25,149	19,734	23,715	16,179
Average tangible common equity	$1,223,526	$1,212,618	$1,186,473	$1,165,160	$1,042,974	$1,207,675	$951,970

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Net income available to common stockholders - as reported	$38,278	$38,952	$32,111	$34,125	$4,901	$109,341	$47,976
Add: other intangible amortization expense, net of tax benefit	1,002	981	987	1,051	956	2,970	2,525
Net cash flow available to common stockholders	$39,280	$39,933	$33,098	$35,176	$5,857	$112,311	$50,501

The following table presents a reconciliation of net income to operating earnings (in thousands):

						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Net income - as reported	$40,278	$40,952	$34,111	$36,125	$6,901	$115,341	$49,976
Less non-core items:
Net (loss) gain on investment securities	371	(84)	(460)	491	(3,246)	(173)	(3,016)
Net (loss) gain on sale of other assets	1	(7)	4	3,476	(7)	(2)	(24)
Gain on extinguishment of debt	—	—	—	—	1,895	—	1,895
Merger related expenses	(319)	(1,234)	(8,069)	(6,494)	(27,161)	(9,622)	(28,329)
Branch impairment charges	(70)	—	—	—	—	(70)	—
Prepayment fees on interest bearing liabilities	—	—	(85)	—	—	(85)	—
Loss on low to moderate income real estate investment	—	—	—	—	—	—	(2,124)
Contingent consideration expense - Celtic acquisition	—	—	—	—	(10,600)	—	(10,600)
Contribution to MB Financial Charitable Foundation	—	—	—	(3,250)	—	—	—
Total non-core items	(17)	(1,325)	(8,610)	(5,777)	(39,119)	(9,952)	(42,198)
Income tax expense on non-core items	(6)	(526)	(3,417)	(2,314)	(10,295)	(3,949)	(11,416)
Non-core items, net of tax	(11)	(799)	(5,193)	(3,463)	(28,824)	(6,003)	(30,782)
Operating earnings	40,289	41,751	39,304	39,588	35,725	121,344	80,758
Dividends on preferred shares	2,000	2,000	2,000	2,000	2,000	6,000	2,000
Operating earnings available to common stockholders	$38,289	$39,751	$37,304	$37,588	$33,725	$115,344	$78,758
Diluted operating earnings per common share	$0.51	$0.53	$0.50	$0.50	$0.52	$1.53	$1.35
Weighted average common shares outstanding for diluted operating earnings per common share	75,029,827	75,296,029	75,164,716	75,130,331	64,457,978	75,154,585	58,341,927

Efficiency Ratio Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Non-interest expense	$134,266	$132,737	$139,920	$140,504	$142,201	$406,923	$296,278
Less merger related expenses	319	1,234	8,069	6,494	27,161	9,622	28,329
Less prepayment fees on interest bearing liabilities	—	—	85	—	—	85	—
Less branch impairment charges	70	—	—	—	—	70	—
Less loss on low to moderate income real estate investment	—	—	—	—	—	—	2,124
Less contingent consideration expense	—	—	—	—	10,600	—	10,600
Less contribution to MB Financial Charitable Foundation	—	—	—	3,250	—	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	(872)	7	306	315	(38)	(559)	514
Non-interest expense - as adjusted	$134,749	$131,496	$131,460	$130,445	$104,478	$397,705	$254,711

Net interest income	$115,969	$114,473	$113,395	$119,811	$95,612	$343,837	$231,012
Tax equivalent adjustment	7,019	6,676	6,078	6,246	6,087	19,773	17,345
Net interest income on a fully tax equivalent basis	122,988	121,149	119,473	126,057	101,699	363,610	248,357
Plus non-interest income	82,251	82,949	81,268	83,678	61,087	246,468	137,627
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	459	450	452	466	460	1,361	1,355
Less net (loss) gain on investment securities	371	(84)	(460)	491	(3,246)	(173)	(3,016)
Less net (loss) gain on sale of other assets	1	(7)	4	3,476	(7)	(2)	(24)
Less gain on extinguishment of debt	—	—	—	—	1,895	—	1,895
Less increase (decrease) in market value of assets held in trust for deferred compensation	(872)	7	306	315	(38)	(559)	514
Net interest income plus non-interest income - as adjusted	$206,198	$204,632	$201,343	$205,919	$164,642	$612,173	$387,970
Efficiency ratio	65.35%	64.26%	65.29%	63.35%	63.46%	64.97%	65.65%
Efficiency ratio (without adjustments)	67.74%	67.24%	71.88%	69.05%	90.75%	68.93%	80.37%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Non-interest expense	$134,266	$132,737	$139,920	$140,504	$142,201	$406,923	$296,278
Less merger related expenses	319	1,234	8,069	6,494	27,161	9,622	28,329
Less prepayment fees on interest bearing liabilities	—	—	85	—	—	85	—
Less branch impairment charges	70	—	—	—	—	70	—
Less loss on low to moderate income real estate investment	—	—	—	—	—	—	2,124
Less contingent consideration expense	—	—	—	—	10,600	—	10,600
Less contribution to MB Financial Charitable Foundation	—	—	—	3,250	—	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	(872)	7	306	315	(38)	(559)	514
Non-interest expense - as adjusted	134,749	131,496	131,460	130,445	104,478	397,705	254,711

Non-interest income	82,251	82,949	81,268	83,678	61,087	246,468	137,627
Less net (loss) gain on investment securities	371	(84)	(460)	491	(3,246)	(173)	(3,016)
Less net (loss) gain on sale of other assets	1	(7)	4	3,476	(7)	(2)	(24)
Less gain on extinguishment of debt	—	—	—	—	1,895	—	1,895
Less increase (decrease) in market value of assets held in trust for deferred compensation	(872)	7	306	315	(38)	(559)	514
Non-interest income - as adjusted	82,751	83,033	81,418	79,396	62,483	247,202	138,258
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	459	450	452	466	460	1,361	1,355
Net non-interest expense	$51,539	$48,013	$49,590	$50,583	$41,535	$149,142	$115,098
Average assets	$15,059,429	$14,631,999	$14,363,244	$14,466,066	$12,206,014	$14,687,441	$10,393,680
Annualized net non-interest expense to average assets	1.36%	1.32%	1.40%	1.39%	1.35%	1.36%	1.48%
Annualized net non-interest expense to average assets (without adjustments)	1.37%	1.38%	1.66%	1.56%	2.64%	1.46%	2.04%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q15	2Q15	1Q15	4Q14	3Q14	2015	2014
Non-interest income	$82,251	$82,949	$81,268	$83,678	$61,087	$246,468	$137,627
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	459	450	452	466	460	1,361	1,355
Less net (loss) gain on investment securities	371	(84)	(460)	491	(3,246)	(173)	(3,016)
Less net (loss) gain on sale of other assets	1	(7)	4	3,476	(7)	(2)	(24)
Less gain on extinguishment of debt	—	—	—	—	1,895	—	1,895
Less increase (decrease) in market value of assets held in trust for deferred compensation	(872)	7	306	315	(38)	(559)	514
Non-interest income - as adjusted	$83,210	$83,483	$81,870	$79,862	$62,943	$248,563	$139,613

Net interest income	$115,969	$114,473	$113,395	$119,811	$95,612	$343,837	$231,012
Tax equivalent adjustment	7,019	6,676	6,078	6,246	6,087	19,773	17,345
Net interest income on a fully tax equivalent basis	122,988	121,149	119,473	126,057	101,699	363,610	248,357
Plus non-interest income	82,251	82,949	81,268	83,678	61,087	246,468	137,627
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	459	450	452	466	460	1,361	1,355
Less net (loss) gain on investment securities	371	(84)	(460)	491	(3,246)	(173)	(3,016)
Less net (loss) gain on sale of other assets	1	(7)	4	3,476	(7)	(2)	(24)
Less gain on extinguishment of debt	—	—	—	—	1,895	—	1,895
Less increase (decrease) in market value of assets held in trust for deferred compensation	(872)	7	306	315	(38)	(559)	514
Total revenue - as adjusted and on a fully tax equivalent basis	$206,198	$204,632	$201,343	$205,919	$164,642	$612,173	$387,970

Total revenue - unadjusted	$198,220	$197,422	$194,663	$203,489	$156,699	$590,305	$368,639

Core non-interest income to revenues ratio	40.35%	40.80%	40.66%	38.78%	38.23%	40.60%	35.99%
Non-interest income to revenues ratio (without adjustments)	41.49%	42.02%	41.75%	41.12%	38.98%	41.75%	37.33%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	3Q15			3Q14			2Q15
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$841,663	$7,904	3.76%	$313,695	$2,826	3.60%	$781,020	$6,839	3.50%
Loans (1) (2) (3):
Commercial-related credits
Commercial	3,372,279	34,481	4.00	2,118,864	23,536	4.35	3,309,519	34,884	4.17
Commercial loans collateralized by assignment of lease payments	1,674,939	15,647	3.74	1,561,484	14,669	3.76	1,634,583	15,235	3.73
Real estate commercial	2,568,539	27,558	4.20	2,108,492	24,213	4.49	2,522,473	27,145	4.26
Real estate construction	210,506	2,431	4.52	170,017	2,565	5.90	191,935	2,388	4.92
Total commercial-related credits	7,826,263	80,117	4.01	5,958,857	64,983	4.27	7,658,510	79,652	4.11
Other loans
Real estate residential	566,115	5,152	3.64	405,589	4,581	4.52	512,766	4,785	3.73
Home equity	226,365	2,298	4.03	251,969	2,549	4.01	233,867	2,301	3.95
Indirect	325,323	4,017	4.90	274,841	3,647	5.26	286,107	3,769	5.28
Consumer loans	85,044	807	3.76	69,699	774	4.41	76,189	780	4.11
Total other loans	1,202,847	12,274	4.05	1,002,098	11,551	4.57	1,108,929	11,635	4.21
Total loans, excluding purchased credit-impaired loans	9,029,110	92,391	4.06	6,960,955	76,534	4.36	8,767,439	91,287	4.18
Purchased credit-impaired loans	156,309	3,791	9.62	221,129	4,027	7.23	202,374	4,117	8.16
Total loans	9,185,419	96,182	4.15	7,182,084	80,561	4.45	8,969,813	95,404	4.27
Taxable investment securities	1,543,434	9,655	2.50	1,726,352	11,028	2.56	1,545,284	10,002	2.59
Investment securities exempt from federal income taxes (3)	1,356,702	16,541	4.88	1,087,340	13,908	5.12	1,261,567	15,600	4.95
Federal funds sold	38	—	1.00	15,460	14	0.38	126	—	1.00
Other interest earning deposits	138,542	89	0.25	341,758	211	0.24	85,935	57	0.27
Total interest earning assets	$13,065,798	$130,371	3.96%	$10,666,689	$108,548	4.04%	$12,643,745	$127,902	4.06%
Non-interest earning assets	1,993,631			1,539,325			1,988,254
Total assets	$15,059,429			$12,206,014			$14,631,999
Interest Bearing Liabilities:
Core funding:
Money market and NOW deposits	$4,119,625	$1,832	0.18%	$3,518,314	$1,469	0.17%	$3,940,201	$1,634	0.17%
Savings deposits	965,060	124	0.05	906,630	128	0.06	972,327	135	0.06
Certificates of deposit	1,304,516	1,450	0.44	1,411,407	1,375	0.40	1,302,031	1,259	0.39
Customer repurchase agreements	244,845	114	0.18	210,543	102	0.19	241,942	104	0.17
Total core funding	6,634,046	3,520	0.21	6,046,894	3,074	0.20	6,456,501	3,132	0.19
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	427,649	1,696	1.57	417,346	1,643	1.56	412,517	1,526	1.48
Other borrowings	1,117,166	2,167	0.76	632,163	2,132	1.32	1,078,297	2,095	0.77
Total wholesale funding	1,544,815	3,863	0.99	1,049,509	3,775	1.33	1,490,814	3,621	0.96
Total interest bearing liabilities	$8,178,861	$7,383	0.36%	$7,096,403	$6,849	0.38%	$7,947,315	$6,753	0.34%
Non-interest bearing deposits	4,428,065			3,175,512			4,273,931
Other non-interest bearing liabilities	378,276			267,915			348,242
Stockholders' equity	2,074,227			1,666,184			2,062,511
Total liabilities and stockholders' equity	$15,059,429			$12,206,014			$14,631,999
Net interest income/interest rate spread (4)		$122,988	3.60%		$101,699	3.66%		$121,149	3.72%
Taxable equivalent adjustment		7,019			6,087			6,676
Net interest income, as reported		$115,969			$95,612			$114,473
Net interest margin (5)			3.52%			3.56%			3.63%
Tax equivalent effect			0.21%			0.22%			0.21%
Net interest margin on a fully tax equivalent basis (5)			3.73%			3.78%			3.84%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

	Nine Months Ended September 30,
	2015			2014
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$760,956	$20,528	3.60%	$105,977	$2,826	3.56%
Loans (1) (2) (3):
Commercial-related credits
Commercial	3,291,515	101,988	4.09	1,550,383	48,670	4.14
Commercial loans collateralized by assignment of lease payments	1,652,527	46,320	3.74	1,506,332	43,681	3.87
Real estate commercial	2,543,444	82,251	4.26	1,798,581	59,123	4.33
Real estate construction	197,970	8,900	5.93	152,813	5,372	4.64
Total commercial-related credits	7,685,456	239,459	4.11	5,008,109	156,846	4.13
Other loans
Real estate residential	524,349	14,965	3.81	343,718	10,397	4.03
Home equity	235,516	7,067	4.01	256,101	7,945	4.15
Indirect	293,111	11,271	5.14	269,344	10,629	5.28
Consumer loans	77,916	2,384	4.09	65,943	2,175	4.41
Total other loans	1,130,892	35,687	4.22	935,106	31,146	4.50
Total loans, excluding purchased credit-impaired loans	8,816,348	275,146	4.17	5,943,215	187,992	4.23
Purchased credit-impaired loans	199,378	12,845	8.61	164,455	7,169	5.83
Total loans	9,015,726	287,991	4.27	6,107,670	195,161	4.27
Taxable investment securities	1,548,369	29,591	2.55	1,516,260	27,968	2.46
Investment securities exempt from federal income taxes (3)	1,248,978	46,162	4.93	997,128	39,067	5.22
Federal funds sold	60	—	1.00	8,605	23	0.37
Other interest earning deposits	109,074	208	0.25	326,226	601	0.25
Total interest earning assets	$12,683,163	$384,480	4.05%	$9,061,866	$265,646	3.92%
Non-interest earning assets	2,004,278			1,331,814
Total assets	$14,687,441			$10,393,680
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$3,999,844	$5,062	0.17%	$3,045,178	$3,216	0.14%
Savings accounts	963,291	379	0.05	879,336	334	0.05
Certificates of deposit	1,341,865	4,160	0.42	1,260,537	3,673	0.40
Customer repurchase agreements	244,217	337	0.18	195,136	293	0.20
Total core funding	6,549,217	9,938	0.20	5,380,187	7,516	0.19
Wholesale funding:
Brokered accounts (includes fee expense)	438,626	4,700	1.43	287,931	4,915	2.28
Other borrowings	977,130	6,232	0.84	368,220	4,858	1.74
Total wholesale funding	1,415,756	10,932	1.01	656,151	9,773	1.82
Total interest bearing liabilities	$7,964,973	$20,870	0.35%	$6,036,338	$17,289	0.38%
Non-interest bearing deposits	4,301,483			2,677,865
Other non-interest bearing liabilities	362,794			227,261
Stockholders' equity	2,058,191			1,452,216
Total liabilities and stockholders' equity	$14,687,441			$10,393,680
Net interest income/interest rate spread (4)		$363,610	3.70%		$248,357	3.54%
Taxable equivalent adjustment		19,773			17,345
Net interest income, as reported		$343,837			$231,012
Net interest margin (5)			3.62%			3.41%
Tax equivalent effect			0.21%			0.25%
Net interest margin on a fully tax equivalent basis (5)			3.83%			3.66%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The table below reflects the impact the acquisition accounting loan discount accretion on Taylor Capital loans had on the loan yield and net interest margin on a fully tax equivalent basis for the three months ended September 30, 2015, September 30, 2014 and June 30, 2015 (dollars in thousands):

	3Q15			3Q14			2Q15
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on Taylor Capital loans:
Total loans, as reported	$9,185,419	$96,182	4.15%	$7,182,084	$80,561	4.45%	$8,969,813	$95,404	4.27%
Less acquisition accounting discount accretion on non-PCI loans	(43,899)	5,875		(35,285)	5,797		(50,333)	6,992
Less acquisition accounting discount accretion on PCI loans	(31,745)	1,533		(18,579)	377		(34,514)	960
Total loans, excluding acquisition accounting discount accretion on Taylor Capital loans	$9,261,063	$88,774	3.80%	$7,235,948	$74,387	4.08%	$9,054,660	$87,452	3.87%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans:
Total interest earning assets, as reported	$13,065,798	$122,988	3.73%	$10,666,689	$101,699	3.78%	$12,643,745	$121,149	3.84%
Less acquisition accounting discount accretion on non-PCI loans	(43,899)	5,875		(35,285)	5,797		(50,333)	6,992
Less acquisition accounting discount accretion on PCI loans	(31,745)	1,533		(18,579)	377		(34,514)	960
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans	$13,141,442	$115,580	3.49%	$10,720,553	$95,525	3.54%	$12,728,592	$113,197	3.57%

The table below reflects the impact the acquisition accounting loan discount accretion on Taylor Capital loans had on the loan yield and net interest margin on a fully tax equivalent basis for the nine months ended September 30, 2015 and 2014 (dollars in thousands):

	Nine Months Ended September 30,
	2015			2014
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on Taylor Capital loans:
Total loans, as reported	$9,015,726	$287,991	4.27%	$6,107,670	$195,161	4.27%
Less acquisition accounting discount accretion on non-PCI loans	(50,627)	20,815		(8,894)	5,797
Less acquisition accounting discount accretion on PCI loans	(33,772)	3,121		(4,683)	377
Total loans, excluding acquisition accounting discount accretion on Taylor Capital loans	$9,100,125	$264,055	3.88%	$6,121,247	$188,987	4.13%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans:
Total interest earning assets, as reported	$12,683,163	$363,610	3.83%	$9,061,866	$248,357	3.66%
Less acquisition accounting discount accretion on non-PCI loans	(50,627)	20,815		(8,894)	5,797
Less acquisition accounting discount accretion on PCI loans	(33,772)	3,121		(4,683)	377
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans	$12,767,562	$339,674	3.56%	$9,075,443	$242,183	3.57%

Provision for credit losses will be recognized on acquired Taylor Capital loans as they renew and will largely offset the positive impact of the loan discount accretion on non-purchased credit-impaired loans. During the third and second quarters of 2015, a provision for credit losses of approximately $4.1 million and $4.9 million, respectively, was recorded related to acquired Taylor Capital loans.

The table below reflects the impact that the loan discount accretion and provision for credit losses on Taylor Capital loans had on earnings for the three months ended September 30, 2015 and June 30, 2015 (dollars in thousands):

	3Q15	2Q15
Acquisition accounting discount accretion on Taylor Capital loans	$7,408	$7,952
Provision for credit losses on Taylor Capital loans	4,133	4,896
Earnings impact of discount accretion and merger related provision	3,275	3,056
Tax expense	1,300	1,213
Earnings impact of discount accretion and merger related provision, net of tax	$1,975	$1,843